UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2011, AVI BioPharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC and Piper Jaffray & Co. as joint book-running managers and ThinkEquity LLC as co-manager (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 20,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $1.50 per share (the “Offering Price”), less underwriting discounts and commissions. Wedbush PacGrow Life Sciences acted as a financial advisor to the Company for the Offering. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $27.8 million assuming no exercise by the Underwriters of their over-allotment option, or $32.0 million if the Underwriters exercise their over-allotment option in full. The Offering is expected to close on April 6, 2011, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated August 13, 2009 and a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2011, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-160922) declared effective by the SEC on August 13, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of White & Lee LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On April 1, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 1, 2011, among AVI BioPharma, Inc. and the several underwriters party thereto

5.1	Opinion of White & Lee LLP

23.1	Consent of White & Lee LLP (included in Exhibit 5.1)

99.1	Press release dated April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

By:	/s/ J. David Boyle II
J. David Boyle II
Senior Vice President and Chief Financial Officer

Date: April 1, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 1, 2011, among AVI BioPharma, Inc. and the several underwriters party thereto

5.1	Opinion of White & Lee LLP

23.1	Consent of White & Lee LLP (included in Exhibit 5.1)

99.1	Press release dated April 1, 2011